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                                      May
                                      20th
                                    1 9 9 6





(213) 669-6000

                                                               644,352-007
                                                               LA1-699508.V1




Pacific Greystone Corporation
6767 Forest Lawn Drive, Suite 300
Los Angeles, California  90068-1027

               Re:  Registration of Shares of Common Stock
                    of Pacific Greystone Corporation

Ladies and Gentlemen:

               At your request, we have examined the Registration Statement on Form S-1 (File No. 333-1388), as amended (the "Registration Statement"), of Pacific Greystone Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $.01 par value per share, of the Company having an aggregate offering price of up to $90,800,000 (the "Shares"). We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.

               Subject to the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of the Shares, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated by the Registration Statement and the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                   Respectfully submitted,

                                   O'MELVENY & MYERS